Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.11


[Ingram Micro Logo]


                             DISTRIBUTION AGREEMENT

         THIS DISTRIBUTION AGREEMENT ("Agreement"), is entered into this 6th day of September, 2000 by and between INGRAM MICRO INC. ("Ingram"), a Delaware corporation, having its principal place of business at 1600 E. St. Andrew Place, Santa Ana, California 92705, and Roxio, Inc. ("Vendor"), a Delaware corporation, having its principal place of business at 461 South Milpitas Blvd., Milpitas, California 95035. The parties desire to and hereby do enter into a distributor/supplier relationship, the governing terms and mutual promises of which are set out in this Agreement.

1.       DISTRIBUTION RIGHTS

1.1 TERRITORY Vendor grants to Ingram, including its affiliate; and Ingram accepts, the non-exclusive right to resell and distribute in the United States, Canada, Mexico and all other countries in North and South America, all computer products produced and/or offered by Vendor ("Product") during the term of this Agreement. Ingram shall only have the right to purchase, sell and ship Product to any reseller within the territory. At Vendor's option Ingram's affiliate maybe allowed to purchase Product direct from Vendor provided the affiliate agrees to abide by the terms and conditions of this Agreement.

1.2 PRODUCT Vendor agrees to make available and to sell to Ingram such Product as Ingram shall order from Vendor at the prices and subject to the terms set forth in this Agreement. Ingram shall be required to purchase in such minimum quantities as mutually agreed upon in writing between the parties. Ingram may cancel a purchase order if it is within forty-eight (48) hours from Vendor's receipt of that order. Outside of this 48 hours Ingram may cancel an order at anytime but not within fifteen (15) days of its scheduled ship date. Ingram may at any time reschedule orders but not within three (3) days of its scheduled ship date if the rescheduled ship date is within the same calendar quarter as the original ship date. With Vendor's approval shipments can be rescheduled to future calendar quarters.

1.3 APPOINTMENT For the period from November 1, 2000 through, and including, October 31, 2001, if Vendor appoints [*] the [*] referenced in 6.3.b will automatically increase to [*]. For the purpose of the preceding sentence only, [*] shall not include any [*] acquired by Vendor via an acquisition of another company. If the [*] occurs as a result of an acquisition, Vendor's then [*] will not [*] to that [*].

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Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


2.       TERM AND TERMINATION

2.1 TERM The initial term of this Agreement is one (1) year. Thereafter the Agreement will automatically renew for successive one (1) year terms, unless it is earlier terminated.

2.2      TERMINATION

         (a) Either party may terminate this Agreement, with or without cause, by giving sixty (60) days written notice to the other party.

         (b) Either party may immediately terminate this Agreement with written notice if the other party:

                 (i) materially breaches any term of this Agreement and such breach continues for thirty (30) business days after written notification thereof; or

                (ii) ceases to conduct business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors; or

               (iii) attempts to assign or otherwise transfer its rights hereunder unless both have agreed in writing to such assignment or transfer.

3.       INGRAM OBLIGATIONS

3.1 PRODUCT AVAILABILITY Ingram will list Product in its catalog(s) as appropriate and endeavor to make such Product available to customers.

3.2 ADVERTISING Ingram will advertise and/or promote Product in a commercially reasonable manner and will transmit as reasonably necessary Product information and promotional materials to its customers.

3.3 SUPPORT Ingram will make its facilities reasonably available for Vendor and will assist Product training and support. Ingram will provide reasonable, general Product technical assistance to its customers, and will direct all other technical issues directly to Vendor.

3.4      ADMINISTRATION

         (a) Upon request, Ingram will furnish Vendor with a valid tax exemption certificate.

         (b) Ingram will provide Vendor standard sales-out and inventory reports via its electronic Bulletin Board System. Non-standard "Sales Out" information shall be provided by Ingram subject to a separate Point of Sale Report License Agreement, a copy of which is attached hereto as

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Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


Exhibit F. Ingram agrees to [*] the required license fees provided Vendor [*] as specified in Section 6.3(b). In the event, for whatever reason Vendor ceases to [*] specified in Section 6.3(b) the applicable license fee shall be [*] and shall be effective immediately thereafter.

         (c) Ingram may handle its customers' Product returns by batching them for return to Vendor at regular intervals.

4.       VENDOR OBLIGATIONS

4.1      SHIPPING/EXPORT

         (a) Vendor shall ship Product pursuant to Ingram purchase order(s) ("P.O."). Product shall be shipped F.O.B. destination via ground freight to Ingram's designated United States (U.S.) warehouse or other specified location within the U.S. If Ingram requires expedited freight, Vendor will use Ingram's designated carrier and invoice Ingram the difference in freight cost between the ground freight and the expedited freight charges. [*] pays all freight with title and risk of loss or damage to pass to [*] upon delivery to the [*]. For all shipments Vendor agrees to comply with Ingram's Vendor Routing and Packaging Guide attached hereto as Exhibit A (the "Guide"). Vendor is not obligated to utilize the carrier selection as specified in the routing matrix Section of the Guide but is encouraged to do so. In the event Ingram is erroneously charged for freight costs, upon notice from Ingram, Vendor agrees to immediately reimburse Ingram via credit or via a check if there are no outstanding invoices.

         (b) Ingram requires concurrent with the execution of this Agreement Export Administration Regulations product classification and supporting documentation: Certificate of Origin (General Use and/or NAFTA), Export Commodity Control Number's; (ECCN's), General License and/or Individual Validated License information and Schedule "B"/Harmonized Numbers. This applies when distribution rights granted under Section 1.1 are outside the United States for the initial Product/s and when additions or changes to these Products occurs.

4.2 INVOICING For each Product shipment to Ingram, Vendor shall issue to Ingrain an invoice showing Ingram's order number, the Product part number, description, price and any discount. At least monthly, Vendor shall provide Ingram with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement.

4.3 PRODUCT AVAILABILITY Vendor agrees to maintain sufficient Product inventory to fill historically expected Ingram orders. If a shortage of any Product exists, for Product shipped by Vendor into Ingram's territory, Vendor agrees to allocate such shipped inventory of such Product to Ingram in proportion to Ingram's percentage of all accepted Vendor's customer orders for such Product during the previous sixty (60) days, where the denominator is all accepted Vendor customer orders for the same Product from all distributors in the same territory and the numerator is Ingram's accepted customer order for the same Product for the same territory.

4.4 PRODUCT MARKING Vendor will clearly mark each unit of Product with the Product name and computer compatibility. Such packaging will also bear a machine-readable bar code identifier scannable in standard Uniform Product Code (UPC) format. The bar code must identify the Product as specified by the Uniform Code Council (UCC). If the Vendor or Ingram customers' require serial

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Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


number tracking the serial number must be clearly marked and bar coded on the outside of the individual selling unit. The bar code shall fully comply with all conditions regarding standard product labeling set forth in the Guide specified in Section 4.1(a) above. Vendor may be assessed a reasonable per unit charge for all Product not in conformance herewith.

4.5 TECHNOTES Vendor will within thirty (30) days of execution of this Agreement sign the CIS/Manufacture Product Information Library - TechNotes and Content Distribution Agreements as shown in Exhibit B and provide the required product information in the designated template format.

4.6 SUPPORT At no charge to Ingram, Vendor shall support Product and any reasonable Ingram efforts to sell Product. Vendor shall also provide to Ingram, its employees, and its customers reasonable amounts of sales literature, advertising materials, and training and support in Product sales.

4.7      NEW PRODUCT Vendor shall endeavor to notify Ingram at least thirty
(30) days before the date any new Product is introduced. Vendor shall make such Product available for distribution by Ingram no later than the date it is first offered for sale in the marketplace.

4.8 INSURANCE Vendor shall carry insurance coverage for product liability/completed operations with minimum limits of [*]. Within ten (10) days of full execution of this Agreement, Vendor shall provide Ingram with a Certificate of Insurance. This Certificate of Insurance must include: (i) a broad form endorsement naming Ingram as an additional insured, and (ii) a mandatory thirty (30) day notice to Ingram of insurance cancellation.

4.9      WARRANTIES/CERTIFICATION

         (a) GENERAL WARRANTY Vendor represents and warrants that (i) it has good transferable title to the Products, (ii) the Product will perform in conformity with specifications and documentation supplied by Vendor, (iii) the Product or its use does not infringe any patents, copyrights, trademarks, trade secrets, or any other intellectual property rights, (iv) that there are no suits or proceedings pending or threatened which allege any infringement of such proprietary rights, and (v) the Product sales to Ingram do not in any way constitute violations of any law, ordinance, rule or regulation in the distribution territory.

         (b) WARRANTY Vendor hereby represents and warrants that any Product offered for distribution does not contain any obscene, defamatory or libelous matter or violate any right of publicity or private.

         (c) END-USER WARRANT Vendor shall provide a warranty statement with Product for end user benefit. This warranty shall commence upon Product delivery to end-user.

         (d) MILLENNIUM COMPLIANCE WARRANTY Vendor warrants and represents that the Product will properly (a) record, store, process, calculate or present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 as a result of the occurrence, or use of data consisting of, such dates and (b) calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as such Product records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, or information dependent on or relating to such dates.
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Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


         (e) CLASS B WARRANTY Vendor hereby represents and warrants that if applicable, the Product has been or will be at the time of shipment certified as a Class B computing device as required by the rules of the U.S.A. Federal Communications Commission ("FCC Rules").

         (f) MADE IN AMERICA CERTIFICATION Vendor by the execution of this Agreement certifies that it will not label any of its products as being "Made in America," "Made in U.S.A.," or with similar wording, unless all components or elements of such Product is in fact made in the United States of America. Vendor further agrees to defend, indemnify and hold harmless from and against any and all claims, demands, liabilities, penalties, damages, judgments or expenses (including attorney's fees and court costs) arising out of or resulting in any way from Product that does not conform to the Certification.

5.       PRICING

5.1 INGRAM PRICING The suggested retail price and any Ingram discount for Product is set out in Exhibit C. Vendor may modify Exhibit C with a minimum of thirty (30) days advance written notice to Ingram. All Ingram orders for Product will be billed at the price in effect when the order is accepted. Ingram shall have sole discretion as to selling price of Product to its customers.

5.2      VENDOR PRICING

         (a) Vendor agrees that the [*] it [*] to Ingram are [*] to any of [*].

         (b) If Vendor offers [*], Vendor shall make the [*] during the same [*].

         (c) For the purposes of this Agreement, OEM customers shall not be considered distributors.

5.4 PRICE ADJUSTMENTS If Vendor [*] without any [*] as consideration for such [*] to any of the [*] Vendor will promptly [*] Ingram for the [*], for the amount of [*] including: (i) any inventory to which Ingram does not [*] but which is then [*], (ii) any [*] orders, and (iii) orders [*] to Ingram on the [*] offer date. In the event that Vendor shall raise the list price of a Product, all orders for such Product accepted prior to, and are scheduled to be shipped [*] the effective date of the price increase shall be invoiced at the lower price. Vendor shall provide Ingram with thirty (30) days advance notice of any price increases.

5.5 PAYMENT TERMS Ingram's payment terms shall be [*]. Payment shall be deemed made on the payment postmark date.

5.6 RIGHT TO WITHHOLD Notwithstanding any other provision in this Agreement to the contrary, Ingram shall not be deemed in default if it withholds any specific amount to Vendor because of a legitimate dispute between the parties as to that specific amount pending the timely resolution of the disputed amount.

6.       MARKETING

6.1 TRADEMARKS Ingram may advertise and promote the Product and/or Vendor, and may thereby use Vendor's trademarks, service marks and trade names. Neither party shall acquire any rights in the trademarks, service marks or trade names of the other.

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Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


6.2 ADVERTISING Vendor agrees to cooperate in Ingram's or Ingram's reseller customers' advertising and promotion of Product. Vendor grants Ingram a cooperative advertising allowance of [*] of net purchases amount for such advertising featuring Product and/or Vendor. Ingram shall submit advertising to Vendor for review and approval prior to any initial release, and Vendor shall not unreasonably withhold or delay such approval. Upon receipt of reasonable evidence of such advertising expenditures, Vendor agrees to credit the amount thereof (but not to [*] the [*] unless pre-approved by Vendor) against future Ingram purchases.

6.3      PROGRAMS

         (a) Ingram may offer marketing programs to Vendor including but not limited to launch programs and reseller pass through opportunities. If Vendor elects to participate, Vendor agrees to pay such funds as may be required for this purpose.

         (b) Vendor will [*] Ingram a [*] based on [*] and a [*] based on [*] program per quarter. The [*] will be [*] within thirty (30) days after the quarter end. If no [*] within that period Ingram shall [*] from the Vendor's next [*].

6.4 SUPPORT PRODUCT Vendor shall consign a reasonable amount of demonstration Product to aid Ingram in its support and promotion of Product. All such consigned Product will be returned to Vendor upon request.

7.       RETURNS

7.1      STOCK BALANCING

         (a) Ingram may return [*] of the previous quarters net purchases of any Products, including Products returned by Ingram customers, for credit against open invoices. In the event the total Product returns exceed [*] of the previous quarter purchases, both parties agree in good faith to determine the disposition of such excess amounts within ten (10) days of the quarter end. Unsold Product shall be inclusive of Products returned by Ingram customers. Such returns shall be limited to once per month, and shall be made with advance notice to Vendor as to estimated arrival date. Upon advance notice of returns, Vendor shall provide a Return Material Authorization (RMA) within five (5) days of notice. In the event that such RMA is not issued within five (5) days, Ingram shall have the right to return any Product(s) to Vendor without an RMA, and Vendor shall be obligated to accept such return for credit. Ingram shall bear expense and risk of loss of return shipment.

         (b) Vendor shall issue an immediate credit for the purchase price plus all return freight charges for defective Product, and Products deemed non-resellable by Ingram customers. Upon Vendor recall of Products due to defects, revisions, or upgrades, Ingram shall provide reasonable assistance, at Vendor's expense, in such recall.

         (c) Ingram's right to return Products shall survive the term and termination of this Agreement. Should Ingram have a balance due upon reconciliation of the account for Products returns, freight chargebacks, advertising credits, or other upon end of term or termination, Vendor shall issue payment therefor within thirty (30) days of such term or termination. Ingram shall use best efforts to return all Products in accordance with
Section 7.2 below.
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Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


7.2 POST-TERM/TERMINATION For [*] days after the expiration or earlier termination of this Agreement, Ingram may return to Vendor any Product for credit against outstanding invoices, or if there are no outstanding invoices for a cash refund. Any credit or refund due Ingram for returned Product shall be equal to the Product purchase price plus all freight charges incurred by Ingram in returning the Product.

7.3 PRODUCT DISCONTINUATION Vendor shall give Ingram [*] advance written notice of Product discontinuation. Ingram may return all such Product to Vendor for [*] of [*] by Ingram plus all [*] in returning the Product, provided that the Product is returned by [*]. In addition, Ingram must return all of its on-hand inventory within [*] days of the Product discontinuation notice. Ingram and Vendor will use best efforts to return channel inventory within [*] days. However, Ingram may return Product returned from its resellers [*]. Product Discontinuation shall include end-of-life determinations by Vendor and shall also include any Product that is revised, upgraded or other changes such that a new UPC code is issued for the Product.

8.       INDEMNIFICATION

8.1 PRODUCT INDEMNITY Vendor shall defend, indemnify, and hold harmless Ingram from and against any claims, demands, liabilities, or expenses (including attorney's fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Products. This duty to indemnify Ingrain shall be in addition to the warranty obligations of Vendor.

8.2 GENERAL INDEMNITY Each party shall indemnify, defend and hold the other harmless from and against any and all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable attorney's fees and expenses, resulting from any act or omission of the acting party or its employees under this Agreement, that causes or results in property damage, personal injury or death.

8.3      INTELLECTUAL PROPERTY RIGHTS INDEMNITY

         (a)   As Ingram's sole remedy for a breach of warranty under Section
4.9 (a) (iii), Vendor will defend, or settle at Vendor's option, any claim, suit, or proceeding brought against Ingram or its customers, insofar as it is based on a claim that a Product, or any part thereof, furnished by Vendor under this Agreement constitutes an infringement of any third party's United States patent, copyright, trademark, trade name, other proprietary right, or unauthorized trade secret use; provided that Vendor will have sole control of such defense or settlement and that Vendor will be relieved of the foregoing obligations unless (i) Vendor is notified promptly in writing of such claim, and (ii) Vendor is given, by Ingram or its customers, authority, information and reasonable assistance (at Vendor's expense) to handle the claim or the defense of any suit or proceeding. Vendor agrees to pay all damages and costs awarded therein against Ingram and its customers. Vendor shall not be responsible for any cost or expenses incurred without Vendor's prior written consent.

         (b) In case any Product or any part thereof in such suit is held to constitute an infringement and its use is enjoined, Vendor shall, at its own expense and at its option: (i) procure for Ingram and its customers the right to continue use, or (ii) if applicable, replace the same with a non-infringing program and documentation of equivalent function and performance, (iii) modify

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Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


them so they become non-infringing without detracting from function or performance, or (iv) request that Ingram and its customers remove the Product, whereupon Vendor shall refund all purchase price paid for such Product removed.

         (c) Notwithstanding anything to the contrary herein, Vendor does not warrant that, and shall not be obligated to provide a defense to a claim of infringement if, (i) Vendor's Product is alleged to infringe any property right covering any assembly, circuit, combination, method or process in which any of the Product may be used but not covering the Product standing alone;
(ii) any combination of the Product with other software or hardware; or (iii) the modification of the Product, unless such modification was made by Vendor.

         (d) Vendor agrees that in all cases it will provide adequate assurance to Ingram regarding the risk of any continued sales and will fully indemnify Ingram and if no action is taken within ninety (90) days of either a claim or judicial determination of infringement, Ingram may return the Product to Vendor for a full credit against future purchases or for a cash refund, at Ingram's option.

8.5 MULTI-MEDIA INDEMNITY Vendor shall defend, indemnify and hold Ingram, its resellers and their customers, harmless from and against all damages and costs incurred by any of them to the extent it is based upon a claim that the Product either (i) violates a third party's right of publicity and/or right of privacy, or (ii) contains any obscene, defamatory or libelous matter.

8.7 MILLENNIUM COMPLIANCE INDEMNITY Vendor agrees to indemnify and hold Ingram and its shareholders, officers, directors, employees, agents, successors, and assigns harmless from and against any and all claims, suits, actions, liabilities, losses, costs, reasonable attorney's fees, expenses, judgments or damages, whether ordinary, special or consequential, resulting from any third party claim made or suit brought against Ingram or such persons, to the extent such results from Vendor's breach of the warranty specified in Section 4.9(d).

8.8 LIMITATION OF LIABILITY NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOST PROFITS OF BUSINESS, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         THIS LIMITATION IS IN NO WAY MEANT TO LIMIT VENDORS LIABILITY FOR PERSONAL INJURY OR DEATH AS A RESULT OF A DEFECT IN ANY PRODUCT IN THOSE JURISDICTIONS WHERE THE LAW DOES NOT ALLOW THIS LIMITATION.

9.       COMPLIANCE WITH FEDERAL LAWS AND REGULATIONS

9.1 EXECUTIVE ORDER 11246 Vendor agrees to include the Equal Employment Opportunity Clause by reference in every contract, agreement and purchase order entered into with subcontractors or suppliers as required by 41 CFR 60-1.4.

9.2 EMPLOYER INFORMATION REPORT EEO-1/ WRITTEN AFFIRMATIVE ACTION PROGRAM Vendor agrees that if the value of any contract or purchase order is fifty thousand dollars ($50,000) or more and the Vendor has fifty (50) or more employees, Vendor will (i) file an EEO-l report (Standard Form 100) and comply with and file such other compliance reports as may be required under Executive Order 11246, as amended, and Rules and Regulations adopted thereunder and (ii) will develop a written
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Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


affirmative action compliance program for each of its establishments as required by Title 41 CFR 60-1.40.

9.3 VETERANS EMPLOYMENT CLAUSE Vendor agrees to abide by and comply with the provisions of the Affirmative Action Clause, 41 CFR 60-250.4.

9.4 EMPLOYMENT OF HANDICAPPED PERSONS Vendor agrees that it will abide by and comply with the provisions of the Affirmative Action Clause, 41 CFR 60-741.4.

9.5 SMALL BUSINESS CONCERNS AND SMALL BUSINESS CONCERNS OWNED AND CONTROLLED BY SOCIALLY AND ECONOMICALLY DISADVANTAGED INDIVIDUALS Where a government contract is expected to exceed five hundred thousand dollars ($500,000), Vendor agrees to comply with all requirements of P.L. 95-507 and regulations promulgated thereunder. Vendor shall comply with instructions contained in Exhibit D.

9.6 WOMEN-OWNED BUSINESS CONCERNS Vendor shall comply with instructions contained in Exhibit D. Where a government contract is expected to exceed five hundred thousand dollars ($500,000), Vendor agrees to comply with all requirements of Executive Order 12138 and all regulations promulgated thereunder.

10.      GOVERNMENT PROGRAM

10.1 PARTNERSHIP AMERICA Vendor may, at its sole option, participate in Ingram's government reseller program in which case the provisions of Exhibit E, Partnership America, shall apply. A draft copy is provided solely for your information and review.

11.      GENERAL PROVISIONS

11.1 NOTICES Any notice which either party may desire to give the other party must be in writing and may be given by (i) personal delivery to an officer of the party, (ii) by mailing the same by registered or certified mail, return receipt requested, to the party to whom the party is directed at the address of such party as set forth at the beginning of this Agreement, or such other address as the parties may hereinafter designate, and (iii) by facsimile or telex communication subsequently to be confirmed in writing pursuant to item (ii) herein.

11.2 GOVERNING LAW This Agreement shall be construed and enforced in accordance with the laws of the State of California, except that body of law concerning conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

11.3 COOPERATION Each party agrees to execute and deliver such further documents and to cooperate as may be necessary to implement and give effect to the provisions contained herein.

11.4 FORCE MAJEURE Neither party shall be liable to the other for any delay or failure to perform which results from causes outside its reasonable control.


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Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


11.5 ATTORNEYS FEES In the event there is any dispute concerning the terms of this Agreement or the performance of any party hereto pursuant to the terms of this Agreement, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, each party shall be solely responsible for its own costs and attorney's fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

11.6 EXPORT REGULATIONS Ingram agrees by the purchase of Products to conform to, and abide by, the export laws and regulations of the United States, including but not limited to, the Export Administration Act of 1979 as amended and its implementing regulations. Ingrain shall include a statement in M standard sales terms and conditions that any shipment of Product outside the United States will require a valid export license. Ingram further agrees to distribute Product in accordance with the territory as defined in Section 1.1. Whenever a EU country is specified as Territory under
Section 1.1, Territory shall include all EU countries.

12.      AGREEMENT

12.1 COUNTERPARTS This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.2 SECTION HEADINGS Section headings in this Agreement are for convenience only, and shall not be used in construing the Agreement.

12.3 INCORPORATION OF ALL EXHIBITS Each and every Exhibit referred to hereinabove and attached hereto is hereby incorporated herein by reference as if set forth herein in full.

12.4 SEVERABILITY A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found to be valid.

12.5 NO IMPLIED WAIVERS If either party fails to require performance of any duty hereunder by the other party, such failure shall not affect its right to require performance of that or any other duty thereafter. The waiver by either party of a breach of any provision of this Agreement shall not be a waiver of the provision itself or a waiver of any breach thereafter, or a waiver of any other provisions herein.

12.6 BINDING EFFECT/ASSIGNMENT This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. This Agreement shall not be assignable by Vendor, without the express written consent of Ingram, which consent shall not be unreasonably withheld, including to a Person in which it has merged or which has otherwise succeeded to all or substantially all of such party's business and assets to which this Agreement pertains and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this provision will be void.

12.7 SURVIVAL Sections 5.5 (Payment Terms), 5.6 (Right to Withhold), 7.2 (Post-Term Termination) and 8 (Indemnification) shall survive the expiration or earlier termination of this Agreement.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


12.8 ENTIRETY This Agreement constitutes the entire agreement between the parties regarding its subject matter. This Agreement supersedes any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are expressly terminated. The terms and conditions of each party's purchase orders, invoices, acknowledgments/confirmations or similar documents shall not apply to any order under this Agreement, and any such terms and conditions on any such document are objected to without need of further notice or objection. Any modifications to this Agreement must be in writing and signed by authorized representatives of both parties.

12.9 AUTHORIZED REPRESENTATIVES Either party's authorized representative for execution of this Agreement or any amendment hereto shall be president, a partner, or a duly authorized vice-president of their respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.
















--------------------------------------------------------------------------------
                                       11

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

"Ingram"                                    "Vendor"

Ingram Micro, Inc.                          Roxio, Inc.
1600 E. St. Andrew Place                    461 South Milpitas Blvd.
Santa Ana, California 92705                 Milpitas, California 95035

By:     /s/ Sue Sandoal                     By:    /s/ Tom Shea
    ------------------------------              ------------------------------
Name:    Sue Sandoal                        Name:    Tom Shea
      ----------------------------                ----------------------------
Title:    VP/GM                             Title:    Chief Operating Officer
       ---------------------------                 ---------------------------
Date:      1/23/01                          Date:     1/10/01
      ----------------------------                ----------------------------

* Agreement must be signed by President or by a duly authorized Vice President or Partner.

EXHIBITS:

A        -        Vendor Routing and Packaging Guide
B        -        TechNotes
C        -        Product Price List
D        -        Small And Disadvantaged Business Certification
E        -        Partnership America
F        -        Point of Sale Report License Agreement

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                   VENDOR #_____________________
                                                   PA #:________________________
[Ingram Micro Logo]                                Job#_________________________



                    TechNotes Agreement (return all 3 pages)
          NOTE: Signatures Required on Pages 2 & 3 (even if MFR fill)

This agreement ("Agreement") is made and entered into as of the 10TH day of JANUARY, 2001, between ROXIO ("Manufacturer"), with its principle place of business at 461 S. MILPITAS BLVD., MILPITAS, CA 95035 and Ingram Micro Inc. ("Ingram"), with its principal place of business at 1600 E. St. Andrew Place, Santa Ana, California 92705. By Manufacturer's signature below, Manufacturer agrees to participate in Ingram's TechNotes program, according to and bound by the terms and conditionsp rinted on both pages of this Agreement in addition to Ingram's Content Distribution Agreement.

PARTICIPATION DETAILS AND REQUIREMENTS:

1. Ingram will distribute all information authored by the Manufacturer under the terms and conditions of this Agreement and the Content Distribution Agreement.

2. Ingram will provide the Manufacturer with authoring screens for product templates via the World Wide Web. (Manufacturer must have Internet access and a frame compatible browser such as Netscape 3.01 or higher or Internet Explorer 3.02 or higher)

3. Ingram agrees to provide passwords to a limited number of people identified by Manufacturer as Editors (able to enter or edit TechNotes) or Viewers (able to view Manufacturer's Information). Ingram agrees to train Editors on use of system.

4. Manufacturer agrees to identify a primary contact person as an Editor. This person will be trained on the use of the publishing system and will have access to edit certain information related to Manufacturer's products.

5. Manufacturer agrees that Editor(s) will enter information for existing and new products, as they become available within Ingram's publishing system. Alternatively, Manufacturer may, at it's option, contract for Ingram to complete product templates and will indicate this preference below. Manufacturer will identify method of payment and source of available funds.

6. Manufacturer agrees to complete the required fields of each TechNote template within 60 days of initial training, or 30 days of activating the associated product in Ingram's electronic systems.

PRIMARY CONTACT

Name     Colin Gregor      E-mail:  gregor@roxio.com
         ----------------           ------------------
         (person who will be providing the content to Infram and can authorize its distribution)

         Title: Sales Mgr.   Telephone #: 949-455-8433   FAX #: 949-455-8473
                ----------                ------------          ------------

         Address: 27121 Towne Centre Drive, Foothill Ranch, CA 92610
                  --------------------------------------------------

TEMPLATES WILL BE FILLED AND UPDATED BY (check one):

         /X/  Manufacturer   / / Ingram Tech Support (indicate $ amount below
                                 in "Optional Authoring Fee")

         2000 SIGN UP/PARTICIPATION FEE     OPTION TEMPLATE ENTRY SERVICE
         ------------------------------     -----------------------------
         FREE if you sign up in 2000        [*] Per SKU ([*]  SKUs)
                                            [*] Per SKU ([*]  SKUs
                                            [*] Per SKU ([*]  SKUs)

There is no fee to participate in the TechNotes program. If Manufacturer selects the "Ingram Tech Support" box above, Manufacturer agrees to have Ingram's Technical Support department or other partner fill out TechNotes on Manufacturer's behalf and agrees to pay the service fees indicated above and below. Billing will be done on a quarterly basis for TechNotes authored during the previous quarter. Fees for the first [*] TechNotes will be [*] each. The next [*] TechNotes will be [*] each. Additional TechNotes will be [*] each.

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

OPTIONAL AUTHORING FEE (COMPLETE SHADED SECTION BELOW ONLY IF YOU SELECTED "INGRAM" TO FILL TEMPLATES.)

There are two types of authoring fees available to Manufacturers who have selected to have Ingram complete TechNotes: a one-time Start-up Fee and a Quarterly Maintenance fee. Start-up fees should be used to fund initial TechNote completion for existing products. Quarterly Maintenance Fees are to be used for completion of TechNotes for new products as they are released each quarter. Please indicate the amount Manufacturer agrees to pay for each of the following:

      Start-up:  $_________________ OR/AND Quarterly Maintenance $______________

Manufacturer will only be billed for completed TechNotes up to the maximum amount indicated.

METHOD OF PAYMENT (Check One) (Complete ONLY if you selected "Ingram Tech Support" to fill templates.)

_____ Check Payable to Ingram Micro ______ Credit Memo (Requires Product
                                           Manager approval)

SOURCE OF FUNDS (Check One)

___ MDF ___ Co-op  ___ In-house MDF  ___ Other  _______________ (Please specify)

--------------------------------------------------------------------------------
DURATION OF AGREEMENT: Agreement will continue one year from the date above. Thereafter, the Agreement will be automatically renewed for additional one-year periods, subject to the right of either party to terminate at the end of the term by delivering written notice to the party at least thirty (30) days prior to the end of the period. Manufacturer may terminate this Agreement, with or without cause.

Submission of a Contract is not a guarantee of inclusion. Ingram reserves the right to refuse or cancel any participation in the TechNotes for any reason at any time. Ingram reserves the right, at any time, to review and/or edit information added to TechNotes without notice. Ingram may require Manufacturer to maintain a minimum level of complete TechNotes in order to participate in other Ingram programs or activities. Ingram will not liable for damages related to information that is inaccurately entered into a product template, whether the work in completed by the Manufacturer, an Ingram associate, or other partner. Manufacturer's sole remedy and Ingram's only liability will be for Ingram to correct the submission and republish it at Ingram's expense. Payment is due within thirty (30) days of the invoice date. If payment is not received within 30 days, Ingram has the right to deduct moneys from any balance due and owing to the Manufacturer. The party signing below represents that it has the requisite authority to execute this Agreement.

Info Below to be filled by Manufacturer Representative (even if MFR fill)

Manufacturer Representative Name:    Tom Shea            Title:    COO
                                 ----------------              ----------------
Signed:    /s/ Tom Shea        Date:   1/10/01           Manufacturer #:  6725
       ---------------------        -----------------                   -------
Company:  ROXIO                Phone: (408) 259-7694     Fax #: (   )
        --------------------         ----------------          ----------------
Address:  461 S. Milpitas Blvd., Milpitas, CA  95035
        -----------------------------------------------------------------------

Info Below to be filled by Ingram Micro Representative (Product Manager)

Ingram Signature:  /s/ Sue Sandoal     Title:  VP/GM        Ext.:
                 --------------------        -------------       --------------

++++ The following information is very critical. Please complete! +++ Please LIST ALL VENDOR NUMBERS associated with this manufacturer:  (______) (______) (______)(_______)

++   Who is the Product Manager                    ext.
                               -------------------     ------------------------
+    What is your BUYER #
                         --- --- --- ---

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                   INGRAM MICRO CONTENT DISTRIBUTION AGREEMENT

This agreement "Agreement" is made and entered into as of the 10 day of January, , 2001 (The "Commencement Date") between Ingram Micro Inc., a Delaware corporation ("Ingram"), and ROXIO ("Manufacturer"), a Delaware corporation. The parties agree as follows:

1. Delivery and License. Manufacturer agrees to provide to Ingram data, images, photos, logos, and other varieties of information regarding Manufacturer's products and services (collectively "Information") for distribution by Ingram through its information distribution services which may be updated from time to time (hereinafter referred to as "Electronic Resources"), including, but not limited to, distribution via the World Wide Web (internet), Intranet, Fax, CD-ROM, Floppy disk, broadcast, narrowcast, email, and other electronic media. Manufacturer hereby grants Ingram a non-exclusive worldwide license to market, license, distribute, display, perform, transmit and promote the Information through the Electronic Resources. Manufacturer agrees to deliver the information to Ingram in the manner and format set forth in the Electronic Resources Policies and Procedures for Ingram's Manufacturer Partners for the specific program to which particular information is appropriate. ("Procedures"). Manufacturer agrees that it is both necessary and of mutual benefit to the parties that the information be as error free as is commercially feasible.

2. Use. Both parties agree that the Electronic Resources (and Manufacturer's Information therein) will be made available to users which have registered with Ingram to use the variety of electronic tools offered by Ingram. Certain Information may also be made available to Ingram's customer's customers, non-registered users, or other business partners. Manufacturer acknowledges that the Information will be made available to such users worldwide via the World Wide Web or other methods of distribution.

3. Information Warranties. Manufacturer hereby represents and warrants that the Information (i) will not infringe on or violate any copyright, patent or any other proprietary right of any third party, and (ii) will not contain any content, materials or services which violate any applicable law, regulation or third party right, and (iii) contains no computer virus or similar program or data.

4. Ingram Operation Responsibilities. Ingram will maintain and implement such facilities, equipment, programming and data communications network and any other combination of hardware and software as are necessary to offer and provide Electronic Resources. Ingram shall not be responsible for screening, editing, or monitoring the Information prior to its distribution by Electronic Resources, but may do so at its discretion.

5. Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OR INABILITY TO USE THE ELECTRONIC RESOURCES OR THE INFORMATION, OR ANY OTHER PROVISIONS OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

6. No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS
AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ELECTRONIC RESOURCES OR THE INFORMATION, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

7. Indemnity. Either party will defend, indemnify, save and hold harmless the other party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other party from any and all third party claims, demands, liabilities, cost or expenses, including reasonable attorney's fees ("Liabilities"), resulting from the indemnifying party's material breach of any duty, representation, or warranty of this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other party.

8. Law. The validity, construction, and performance of this Agreement will be governed by the substantive law of the State of California, not including its law on conflicts of laws. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable, or otherwise contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

9. Independent Contractors. The parties hereby agree that in the performance of their respective obligations hereunder, they are, and shall be independent contractors, and not agents of each other.

10. Waiver. The failure of either party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and shall not be construed as, a waiver of such term or right, and shall in no way affect that party's right later to enforce or exercise it.

11. Confidential Information. Each party acknowledges that Confidential Information may be disclosed to the other party during the course of this Agreement. Each party agrees that it shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the period this Agreement is in effect, and for a period of three (3) years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information, other than by or of its employees or agents who must have access to the Confidential Information to perform such party's obligations hereunder, who shall each agree to comply with this Section 11. Nor shall there be "Confidential Information" for purposes of this Agreement, any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing party, including, but not limited to, the material terms of this Agreement, technical processes and formulas, and source codes, sales, projections and marketing data.

12. Notices. All notices or other communications required to be given hereunder shall be in writing and delivered either personally or by mail or overnight courier to the parties at the address provided by each party below, unless such address has been changed and notice of such change has been delivered in accordance with this provision.

13. Entire Agreement. The provisions of this Agreement or other agreements authorizing Ingram to distribute manufacturer's information constitute the entire Agreement between the subject matter hereof, except other related agreements referenced herein. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to the Agreement and provisions so affected and is executed by authorized representatives of both parties.

                Agreed as of the Commencement Date stated above.

MANUFACTURER SECTION (MANUFACTURER REP MUST FILL)  INGRAM MICRO SECTION
                                                   (INGRAM REP MUST FILL)
Company Name:       Roxio, Inc.                    INGRAM MICRO, INC.
Mailing Address:    461 S. Milpitas Blvd.          1600 E. ST. ANDREW PLACE
City, State, Zip:   Milpitas, CA 95035             SANTA ANA, CALIFORNIA 92705

Company Rep:        Tom Shea                       Ingram Rep: Sue Sandoal

Signature:          /s/ Tom Shea                   Signature:  /s/  Sue Sandoal

Your Title:         Chief Operating Officer        Your Title: VP/GM

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                                    EXHIBIT C

                               PRODUCT PRICE LIST

         The prices for the Products offered under this Agreement shall be (check one):

   X     As shown on Vendor's price list dated 1/1/2001 .
-------
         As shown below.
-------


         Product                      List Price                 Discount
-----------------------  ------------------------------  ---------------------

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


[Roxio logo]                              DISTRIBUTOR PRICE LIST-- JANUARY 2001

THE DIGITAL MEDIA COMPANY FROM ADAPTEC
----------------------------------------------------------------------------------------------------------------------------------
ORDERING                                  DISTRIBUTOR     SUGGESTED   MIN. ORDER
NUMBER     PRODUCT/DESCRIPTION                  PRICE  RETAIL PRICE   QUANTITY   DIMENSIONS           WEIGHT      UPC CODE
------     -------------------            -----------  ------------   ----------   -------------------  ---------  ---------------
1818600    ASW-EZCDCRTR 4 RTL                     [*]       $99.00           10    L 10.00 W8.00 H2.50  1.65 lbs.  7 60884 13465 8
           CD-Recording Software for PCs.  Easily create audio, data, photo and video CDs and back up your hard drive.
           OS Support: Win95/98/NT4.0. Included Software:  TakeTwo, DirectCD, CD SpinDoctor, PhotoRelay, MGI PhotoSuiteIISE,
           MGI VideoWaveIISE

1832600    ASW-Soundstream RTL v1.x               [*]       $29.00           10    L 10.23 W7.76 H2.08   .64 lbs.  7 60884 13516 7
           Sound Stream.  Software for recording audio CDs.  OS Support: Win95/98/NT4.0

1822600    ASW-Toast 4 RTL                        [*]       $99.00           10    L 10.00 W8.00 H2.50  1.65 lbs.  7 60884 13467 2
           Toast 4 Deluxe for Macintosh lets you make your own CDs. Now includes CD SpinDoctor and PhotoRelay applications. MP3 support, USB and IDE drive support. OS Support: Mac OS 7.6 to Mac OS 8.6 Included Software: PhotoRelay, CD SpinDoctor,
           Toast CDReader, Toast Audio Extractor

1687300    ASW-JAM RTL E                          [*]      $199.00           10    L 10.00 W8.13 H2.50  1.00 lbs.  7 60884 12994 4
           CD-Recording software for Macintosh, specifically designed to enable users to make their own professional audio CDs. OS
           Support: Macintosh

1862400    ASW-GoBack RTL                         [*]       $49.95           10    L 2.25 W7.75 H10.25   .70 lbs.  7 60884 13608 9
           GoBack Retail Kit has the power to undo PC problems. Effortlessly protect, recover and repair your system and data to maximize your productivity. OS Support: Win 95/98/Millenium

1864300    ASW-GoBack 10 PK                       [*]      $420.00            2    L 5.00 W5.25 H8.25   2.70 lbs.  7 60884 13614 0
           GoBack 10-Pack consists of a 10-pack (shrinkwrapped, no box) of the Roxio GoBack software-the power to undo PC problems.
           OS Support:  Win95/98/Millennium

1862600    ASW-GoBack Pro 1 LIC                   [*]       $69.95           10    L 8.00 W.5.25 H0.65   .40 lbs.  7 60884 13609 6
           GoBack Pro 1 User License provides one user license of the Roxio GoBack Pro software. Ideal to undo PC problems in public access computing environments. OS Support: Win95/98/Millennium. Included Software: CD and one manual with the
           "right to copy" for one seat.

1862700    ASW-GoBack Pro 5 LIC                   [*]      $320.00            2    L 8.00 W5.25 H0.65    .40 lbs.  7 60884 13610 2
           GoBack Pro 5 User License provides five user licenses of the Roxio GoBack Pro software. Ideal to undo PC problems in public access computing environments. OS Support: Win95/98/Millennium. Included Software: CD and one manual with the
           "right to copy" for five seats.

ROXIO CONFIDENTIAL                                 ROXIO DISTRIBUTOR PRICE LIST

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


[Roxio logo]                              DISTRIBUTOR PRICE LIST-- JANUARY 2001

THE DIGITAL MEDIA COMPANY FROM ADAPTEC
----------------------------------------------------------------------------------------------------------------------------------
ORDERING                                  DISTRIBUTOR  SUGGESTED      MIN. ORDER
NUMBER     PRODUCT/DESCRIPTION            PRICE        RETAIL PRICE   QUANTITY     DIMENSIONS           WEIGHT     UPC CODE
------     -------------------            -----------  ------------   ----------   -------------------  ---------  ---------------
1864500    ASW-GoBack Pro 10 LIC                  [*]      $520.00            2    L 8.25 W5.25 H0.65    .40 lbs.  7 60884 13615 7
           GoBack Pro 10 User License provides ten user licenses of the Roxio GoBack Pro software. Ideal to undo PC problems in public access computing environments. OS Support: Win95/98/Millennium. Included Software: CD and one manual with the
           "right to copy" for ten seats.

1864600    ASW-GoBack Pro 50 LIC                  [*]    $2,240.00            1    L 4.00 W5.50 H8.50   2.63 lbs.  7 60884 13616 4
           GoBack Pro 50 User License provides fifty user licenses of the Roxio GoBack Pro software. Ideal to undo PC problems in public access computing environments. OS Support: Win95/98/Millennium. Included Software: 5 CDs and five manuals with the
           "right to copy" for fifty seats.

1864700    ASW-GoBack Pro 100 LIC                 [*]    $3,730.00            1    L 4.00 W5.50 H8.50   2.30 lbs.  7 60884 13617 1
           GoBack Pro 100 User License provides one-hundred user licenses of the Roxio GoBack Pro software. Ideal to undo PC problems in public access computing environments. OS Support: Win95/98/Millennium. Included Software: 5 CDs and five manuals with the "right to copy" for one-hundred seats.

1864800    ASW-GoBack Pro 500 LIC                 [*]   $16,980.00            1    L 8.00 W5.50 H8.50   4.50 lbs.  7 60884 13618 8
           GoBack Pro 500 User License provides five-hundred user licenses of the Roxio GoBack Pro software. Ideal to undo PC problems in public access computing environments. OS Support: Win95/98/Millennium. Included Software: 10 CDs and ten
           manuals with the "right to copy" for five-hundred seats.

1864900    ASW-GoBack Pro 1000 LIC                [*]   $29,700.00            1    L 8.00 W5.50 H8.50   4.50 lbs.  7 60884 13619 5
           GoBack Pro 1000 User License provides one-thousand user licenses of the Roxio GoBack Pro software. Ideal to undo PC problems in public access computing environments. OS Support: Win95/98/Millennium. Included Software: 10 CDs and ten
           manuals with the "right to copy" for one-thousand seats.

1822600FR  ASW-Toast 4 RTL/FR                     [*]       $99.00           10   L 10.00 W8.00 H2.50   1.65 lbs.  7 60884 13031 8
           Toast 4.0 Deluxe for Macintosh French Version for Canada

1818600FR  ASW-EZCDCRTR 4 RTL/FR                  [*]       $99.00           10   L 10.00 W8.00 H2.50   1.65 lbs.  7 60884 13507 5
           EZ CD Creator 4.0 Deluxe for PC French Version for Canada

1862400FR  ASW-GoBack RTL/FR                      [*]       $49.95           10   L 10.25 W7.75 H2.25    .70 lbs.  7 60884 13737 1
           GoBack PC Undo Software for PC French Version for Canada

ROXIO CONFIDENTIAL                                 ROXIO DISTRIBUTOR PRICE LIST

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                    EXHIBIT F

                              POINT OF SALE REPORT

                                LICENSE AGREEMENT

         This Agreement (the "Agreement") is made this 17th day of November, 2000 by and between Ingram Micro Inc., a Delaware corporation with its principal place of business at 1600 East St. Andrew Place, Santa Ana, California 92705 ("Ingram"), and Roxio, Inc., a Delaware corporation, with its principal place of business at 691 South Milpitas Blvd., Milpitas, California 95035, California 90405 ("Licensee").

WHEREAS Ingram is engaged in the research, collection, compilation and distribution of information relating to its sales and it is willing to license such information to Licensee for its internal use. Licensee wishes to receive such information and to use it in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises set out herein, the parties hereby agree as follows:

1. INFORMATION DEFINED. Ingram shall provide Licensee information relating to its sales and such information includes, but is not limited to the Point of Sale Report hereinafter referred to as "Proprietary Information".

2. LICENSE TO USE. Ingram hereby grants Licensee a nonassignable license to use the Proprietary Information for internal purposes only. Licensee agrees not to contact any customer or dealer listed in the Proprietary Information for the purpose of soliciting a direct sales relationship between Licensee and such customer or dealer. Notwithstanding the foregoing, Licensee shall not be prohibited from contacting or soliciting those customers or dealers (a) with whom Licensee already has a direct relationship, (b) who contact Licensee of their own accord, and (c) who are developed as prospective customers or dealers independent of the Proprietary Information.

3. LICENSE FEES. Ingram agrees to [*] the license fees in consideration of Vendor's [*] as specified in Section 6.3(b) of the Distribution Agreement. In the event, for whatever Vendor ceases to [*] than those specified in Section 6.3(b) the applicable license fee shall be [*] and shall be effective immediately thereafter.

4. TERM. The term of this Agreement, unless terminated in accordance with paragraph 9, shall be concurrent with the term of that mutual Distribution Agreement between Ingram and Licensee dated September 6, 2000, incorporated by reference as if fully set forth herein or any successor Agreements thereto provided there is no contractual lapse. In the event of expiration or earlier termination of the Distribution Agreement or the earlier termination of this Agreement Ingram may deduct any outstanding accrual of the rebated amount.

5. COPYRIGHT. Licensee acknowledges that all Proprietary Information and all written descriptions, extractions, or summaries thereof, whether made by Licensee or Ingram, shall be the property of Ingram and that the granting of a license to use the Proprietary Information hereunder shall in no way constitute or be construed as a grant of any proprietary interests or copyrights in the Proprietary Information. Licensee agrees that it will not copy, scan, duplicate or reproduce any of the

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Proprietary Information in any manner whatsoever, except that Licensee shall be permitted to create additional copies of the Proprietary Information for it's internal use only.

6. NON-DISCLOSURE. Licensee agrees to hold in confidence and not to directly or indirectly use, reveal, report, publish, disclose or transfer to any other person or entity any of the Proprietary Information or utilize any of the Proprietary Information for any purpose at any time except as permitted under
Section 2. Licensee shall have the right to disclose the Proprietary Information to key employees of Licensee to the extent necessary to perform tasks directly related to the permitted uses; provided, however that the Licensee shall take steps to ensure that such employees conduct themselves so as to preserve confidentiality of the Proprietary Information. Licensee and Ingram mutually agree that Ingram's public disclosure of the Proprietary Information, except pursuant to a confidential disclosure agreement, to any party will release Licensee from the obligation of confidentiality with respect to that portion of the Proprietary information actually disclosed by Ingram.

7. REMEDY IN EVENT OF UNAUTHORIZED DISCLOSURE. Because of the unique and proprietary nature of the Proprietary Information, it is understood and agreed that Ingram's remedies at law for a breach by Licensee of its obligations under this Agreement will be inadequate and that Ingram shall, in the event of such breach by Licensee, be entitled to equitable relief (including, without limitation, injunctive relief and specific performance) without any requirement to post a bond as a condition for such relief, in addition to all other remedies under this Agreement or available at law. In addition, Licensee agrees to and shall indemnify Ingram from and compensate Ingram for any and all damage or injury, including legal fees and costs incurred by Ingram because of Licensee's misuse of any Proprietary Information or costs incurred by Ingram in enforcing its rights hereunder. This provision shall survive the expiration or earlier termination of this Agreement for a period of one (1) year.

8. DISCLAIMER OF LIABILITY. Ingram makes no warranty, either express or implied, as to the completeness and accuracy of the Proprietary Information. All Proprietary Information is provided to Licensee "as is". INGRAM DISCLAIMS ALL WARRANTIES RELATING TO THE PROPRIETARY INFORMATION. INGRAM DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Licensee's sole remedy in the event that Proprietary Information contains a material error (which Ingram cannot correct within thirty
(30) days after Licensee notifies Ingram in writing) shall be to return the Proprietary Information to Ingram for a refund of a prorate portion of the license fee as applicable.

9. TERMINATION. Upon termination of this Agreement by either party for any reason which shall be effective upon thirty (30) days written notice, Licensee shall return all Proprietary Information, irrespective of format, to Ingram within thirty (30) days of the effective date of termination or if Ingram so requests, to certify to ` Ingram that all Proprietary Information and copies have been destroyed. For purposes of enforcing this provision, Licensee's return obligation shall survive the termination of this Agreement

10. ADDITIONAL PROVISIONS. This Agreement shall be governed by the laws of the State of California. This Agreement contains the full and complete understanding of the parties with respect

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

to the subject matter hereof and supersedes all prior representations or understandings, whether oral or written. In the event that any provision is found invalid or unenforceable pursuant to statutory or judicial decree, such provision shall be construed only to the maximum extent permitted by law, and the remainder of the Agreement shall be valid and enforceable in accordance with its terms. Notwithstanding the termination or expiration of any other agreement between the parties, the obligations created hereunder shall continue indefinitely.

INGRAM MICRO INC.                           ROXIO, INC.

By:      /s/ Sue Sandoal               By:       /s/ Tom Shea
       -----------------------------           -------------------------------
Name:    Sue Sandoal                   Name:     Tom Shea
       -----------------------------           -------------------------------
Title:   VP/GM                         Title:    Chief Operating Officer
       -----------------------------           -------------------------------
Date:    1/23/01                       Date:     1/10/01
       -----------------------------           -------------------------------


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